UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 26, 2024, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing data from the ongoing Phase 1 clinical trial for SYS6002 (CRB-701) conducted by the Company’s development partner, CSPC Pharmaceutical Group, that is being presented at the 2024 American Society of Clinical Oncology Genitourinary Cancers Symposium (the “2024 ASCO GU”) on January 26, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On January 26, 2024, the Company announced data from the ongoing Phase 1 clinical trial of SYS6002 (CRB-701) conducted by the Company’s development partner, CSPC Pharmaceutical Group, that is being presented at the 2024 ASCO GU on January 26, 2024.

The Phase 1 dose escalation study is being conducted in China and is enrolling patients with metastatic urothelial cancer as well as patients with other solid tumors prospectively confirmed to have nectin-4 positive tumors. The study opened for enrollment in January 2023 and the data presented is through December 2023 from the first eighteen patients reflective of the first six dose cohorts (0.2-3.6 mg/kg).

Safety

•
CRB-701 was well-tolerated with the majority of adverse events being grade one or two and reversible.
•
No adverse events above grade three were observed.
•
There have been no dose discontinuations or reductions in the study to date. There has been a singular participant that experienced a temporary dose interruption.
•
The dose escalation is ongoing at cohort 7 (4.5 mg/kg).
•
No cases of drug-related peripheral neuropathy or skin rash have been reported to date.

PK

•
Single dose PK suggested that TAb, ADC and MMAE increase in a dose proportional manner.
•
No obvious accumulation was observed on cycle 3, day 1.
•
When compared to the exposures achieved with enfortumab vedotin (EV) at 1.25 mg/kg Q1W x21 days, CRB-701 (SYS6002) consistently demonstrated lower free MMAE concentrations.

Efficacy

•
Dose level 5 (2.7 mg/kg and above) represents the predicted therapeutically relevant doses based on allometric scaling.
•
A mixed tumor population (n=7) receiving doses of 2.7 mg/kg or 3.6 mg/kg demonstrated an ORR of 43% (3 partial responses - 2 unconfirmed and one non responding participant with no-nectin-4 expression) and a disease control rate of 71%.
•
The longest observed response to date is 11 cycles (~10 months) and ongoing.
•
All nectin-4 positive mUC and cervical patients at doses ≥ 2.7 mg/kg that were assessable at the time of the December 2023 data-cut off demonstrated levels of disease control and represent the CRB-701 (SYS6002) responsive population to date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 26, 2024
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	January 26, 2024	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer